March 25, 2026

Dear shareholders,

As we have filed our annual report on Form 10-K, which can be accessed through the SEC website, we wanted to take this opportunity to provide you with an update on our efforts to find and complete a transaction that would be to the full benefit of the company and its shareholders.  We have continued our efforts as we continue to evaluate potential strategic transactions.  We have evaluated a range of potential opportunities, none of which has resulted in a definitive agreement to date.  However, there are some opportunities that we are still evaluating which remain at a preliminary stage and may or may not result in a transaction. There can be no assurance that any potential transaction will be identified, negotiated, or completed, or that any such transaction would be on terms favorable to the Company or its shareholders.

The Company is primarily focused on opportunities that align with its strategic objectives and capital structure. We will continue to seek out opportunities but again want to reiterate that we remain disciplined in our evaluation process and are focused on identifying opportunities that we believe will create long-term shareholder value.

We appreciate your confidence in Circle Energy, Inc. and are working diligently to make the business successful.

Sincerely,

/s/ Tim Rochford, CEO

Forward-Looking Statements. This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding potential strategic transactions and future business prospects. These statements are subject to risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Actual results may differ materially from those expressed or implied. The Company undertakes no obligation to update these statements except as required by law.